Exhibit 99.1

FOR IMMEDIATE RELEASE

October 3, 2016

CONTACT:
Investor Relations - (301) 968-9220
Media Relations - (301) 968-9215

MTGE Investment Corp. Announces Name Change

Bethesda, MD – October 3, 2016 - MTGE Investment Corp. (Nasdaq: MTGE) ("MTGE" or the "Company") announced today that it has changed its name from “American Capital Mortgage Investment Corp.” to “MTGE Investment Corp.” effective September 30, 2016. The Company will continue to trade on the Nasdaq Global Select Market (“Nasdaq”) under its current ticker symbol “MTGE,” and the Company’s website will remain www.MTGE.com.

No action is required by stockholders with respect to the name change. The name change will not affect stockholders’ rights or the validity or transferability of any outstanding stock certificates.

For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.
MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. (Nasdaq: AGNC). The Company, MTGE Management, LLC, and AGNC Investment Corp. are no longer affiliated with American Capital, Ltd. For further information, please refer to www.MTGE.com.